CERTIFICATE OF DESIGNATION
of
SERIES A CONVERTIBLE PREFERRED STOCK
of
INFORMIX CORPORATION


     The undersigned, Robert Finocchio, Jr. and Margaret R. Brauns, do hereby certify:

     1. That they are the duly elected and acting Chairman of the Board, President and Chief Executive Officer and the Vice President and Treasurer, respectively, of Informix Corporation, a Delaware corporation (the "Corporation").

     2. That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, the Board of Directors adopted the following resolution creating a series of 440,000 shares of Preferred Stock designated as Series A Convertible Preferred Stock as required by Section 151 of the Delaware General Corporation Law:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with the provisions of the Corporation's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series A Convertible Preferred Stock:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Convertible Preferred Stock" ("Series A Preferred Stock") and the number of shares constituting Series A Preferred Stock shall be 440,000. Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2. Dividends and Distributions. No dividends shall accrue or be payable in respect of the Series A Preferred Stock.

     Section 3.  Voting Rights.  Except as required by applicable law or
Section 12, the holders of shares of Series A Preferred Stock shall not be entitled to vote on any matter submitted to a vote of stockholders of the Corporation and their consent shall not be required for taking any corporate action.

     Section 4.  Conversion.

     (A) Subject to Section 4(C) and Section 4(D), a holder of Series A Preferred Stock may, by delivering to the Corporation written notice ("Conversion Notice"), convert one or more shares of Series A Preferred Stock into the number of shares of the Corporation's common stock (the "Common Stock") equal to (i) $250.00 divided by (ii) the Conversion Price (as defined in Section 4(E)). The Conversion Notice shall specify the number of shares of Series A Preferred Stock to be converted, the applicable Conversion Price, the number of shares of Common Stock issuable on conversion (which shall not be less than 8,000 shares of Series A Preferred Stock, except if all shares of Series A Preferred Stock then outstanding are being converted to Common Stock). From and after the date on which the Corporation received a Conversion Notice from a holder of a share of Series A Preferred Stock (or if such date is not a business day in the State of California, the next succeeding business day) (the "Conversion Date"), such share shall cease to be outstanding and the converting holder shall be deemed the owner of the number of shares of Common Stock into which such share of Series A Preferred Stock was converted. The Corporation shall deliver to such holder an uncertificated security evidencing such shares of Common Stock through book-entry transfer within three business days following the Conversion Date or, at the written request of the holder as specified in the Conversion Notice, a physical stock certificate evidencing such shares within ten business days following the Conversion Date (such date of delivery referred to as the "Issue Date"). For purposes of the preceding sentence, the first business day following the Conversion Date shall count as the first business day for delivery of evidence of such shares of Common Stock. The Conversion Notice may be delivered via facsimile transmission to Informix Corporation, attention: Margaret R. Brauns, telecopy no. (650) 926-6564.

     On the Issue Date, the Corporation shall issue and cause to be delivered (against delivery of the certificate representing the Series A Preferred Stock (the "Preferred Certificate")) to the registered holder thereof at such address as such holder shall specify in the Conversion Notice a certificate or certificates (including uncertificated securities) for the number of full shares of Common Stock issuable upon the conversion, registered in such holder's name, together with cash (if any) as provided in Section 6. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of such Conversion Date. If on such Issue Date the number of shares of Series A Preferred Stock to be delivered shall be less than the total number of shares represented by the Preferred Certificate, there shall be issued to the holder thereof or his assignee on such Issue Date a new Preferred Certificate evidencing the remaining Series A Preferred Stock.

     (B) Subject to Section 4(C) and Section 4(D), each share of Series A Preferred Stock shall automatically convert into Common Stock in accordance with the terms hereof but without the delivery of a Conversion Notice on the date that is 547 days excluding and following the date of issuance of such share (or if such date is not a business day in the State of California, the next succeeding business day) (the "Automatic Conversion Date"). From and after the Automatic Conversion Date, such shares of Series A Preferred Stock shall cease to be outstanding and the converting holder shall be deemed the owner of the number of shares of Common Stock into which such shares of Series A Preferred Stock were converted. The Corporation shall deliver to such holder a stock certificate evidencing such shares of Common Stock within ten business days following the Automatic Conversion Date. For the purpose of determining the applicable Conversion Price under Section 4(E), the Automatic Conversion Date shall be deemed the Conversion Date.

     (C) If, either at the time that the Corporation received a Conversion Notice or on the Automatic Conversion Date, the aggregate number of shares of Common Stock issuable pursuant to such Conversion Notice and all other Conversion Notices received at that time (the "Subject Conversion Notices"), when added to the aggregate number of shares of Common Stock (a) previously issued pursuant to the conversion of shares of Series A Preferred Stock and (b) issuable upon conversion of all remaining outstanding shares of Series A Preferred Stock (determining such number as if such Series A Preferred Stock were converted as of the Conversion Date relating to such Conversion Notice), including Series A Preferred Stock issuable (i) upon exercise by the Corporation of its right to require Fletcher International Limited to purchase additional shares of Series A Preferred and (ii) upon exercise by Fletcher of its right to require the Company to issue and sell to Fletcher additional shares of Series A Preferred, in each case in accordance with the terms of that certain Subscription Agreement dated August 12, 1997 (the "Subscription Agreement"), would exceed the number of shares equal to 19.9% of the total number of shares of Common Stock outstanding (adjusted to reflect any split, subdivision, combination, or consolidation of the Common Stock, whether by reclassification, distribution of a dividend with respect to the outstanding Common Stock payable in shares of Common Stock, or otherwise, or any recapitalization of the Common Stock) on the date of the first issuance of shares of Series A Preferred Stock (the "19.9% Limit") and such circumstance would require the approval of the holders of the Common Stock pursuant to the listing requirements or rules of the Nasdaq National Market (or such stock exchange or other interdealer quotation system on which the Common Stock is then listed or quoted), then the number of shares of Series A Preferred Stock identified in the Subject Conversion Notices that, if converted into shares of Common Stock, would equal or exceed the 19.9% Limit (the "Excess Preferred Shares"), shall not be converted unless and until the stockholder approval referred to in Section 5 (the "Required Consent") is obtained or is no longer required. The Excess Preferred Shares will be allocated among the holders delivering Subject Conversion Notices on a pro rata basis based on the relative number of shares of Series A Preferred Stock identified in each such Subject Conversion Notice. Any Excess Preferred Shares shall not be converted into shares of Common Stock until the later of the date on which the Required Consent is obtained and the Corporation received a subsequent Conversion Notice with respect thereto.

     (D) Shares of Series A Preferred Stock shall be convertible only into the Maximum Number of shares of Common Stock. The "Maximum Number" is equal to the sum of 13,674,500 plus the Convertible Number. The "Convertible Number" is initially zero and thereafter may be increased upon expiration of a 65 day period (the "Notice Period") after the holder delivers a notice (a"65 Day Notice") to the Issuer designating an aggregate number of shares of Common Stock in excess of 13,674,500 which will become convertible. A 65 Day Notice may be given at any time. If the initial 65 Day Notice does not designate all of the shares of Common Stock then issuable upon conversion to such holder under the Series A Preferred Stock, additional shares of the Series A Preferred Stock will become convertible for some or all of the remaining shares of Common Stock upon delivery of one or more 65 Day Notices increasing the Convertible Number after a further Notice Period. From time to time following the Notice Period, shares of the Series A Preferred Stock may be converted on any Business Day for any quantity of shares of Common Stock, such that the aggregate number of shares of Common Stock issued hereunder is less than or equal to the Maximum Number.

     (E) "Conversion Price" means 101% of the average of the daily volume-weighted per share average prices as reported by Bloomberg, L.P. (or otherwise as agreed mutually between the Corporation and the holder of record of Series A Preferred Stock delivering a Conversion Notice) of the Common Stock on the Nasdaq National Market (or such other national securities exchange which the Common Stock is then listed) during the 30 Trading Days (as defined below) ending and excluding five Trading Days before and excluding the Conversion Date (the "Pricing Period"); provided, however, that in no event shall the Conversion Price be greater than 105% of the average of the daily volume-weighted per share average prices as reported by Bloomberg, L.P. (or otherwise as agreed mutually between the Corporation and the holder of record of Series A Preferred Stock delivering a Conversion Notice) of the Common Stock on the Nasdaq National Market (or such other national securities exchange on which the Common Stock is then listed) during the first five Trading Days of the Pricing Period; and provided further, that in no event shall the Conversion Price be greater than $12.00 per share (the "Conversion Ceiling Price"). The term "Trading Day" shall mean any trading day on the Nasdaq National Market (or such other national securities exchange on which the Common Stock is then principally listed).

     Section 5. Stockholder Approval. In the event there are Excess Preferred Shares as described in Section 4(C), the Corporation shall promptly take all actions reasonably necessary to obtain the required consent, including causing its Board of Directors to call a special meeting of stockholders and recommend such approval.

     In the event the Required Consent is not obtained within 90 days of the 19.9% Limit becoming effective, each holder shall have the right at any time and from time to time to require the Corporation to repurchase, and the Corporation hereby agrees to repurchase, any or all Excess Preferred Shares at a price of $250 per share upon 90 days notice by delivery of a notice requesting such repurchase. The repurchase obligation of the Corporation shall be subject to limitations of the Delaware General Corporation Law.

     Section 6. Fractional Shares. Fractional shares of Common Stock shall not be issued upon conversion of shares of Series A Preferred Stock. In lieu of issuance of a fractional share, the Corporation shall pay to the holder of the share of Series A Preferred Stock being converted a cash amount equal to such fraction multiplied by the Conversion Price.

     Section 7. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock.

     Section 8. Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the Corporation ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of Series A Preferred Stock shall be entitled to receive $250.00 per share (the "Liquidation Preference"). If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Preferred Stock, if any, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Series A Preferred Stock and any such other stock if all amounts payable thereon were paid in full.

     Section 9.  Consolidation, Merger, Etc.

     (A) In case the Corporation shall be a party to any transaction providing for (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary or (ii) a sale of all or substantially all of the assets of the Corporation or (iii) any other transaction or series of related transactions by the Corporation in which in excess of 50% of the Corporation's voting power is transferred to a single entity or group acting in concert (each of the foregoing being referred to as a "Transaction"), and as a result of such Transaction shares of Common Stock shall be converted into the right to receive only shares of publicly traded common stock (other than cash in lieu of fractional amounts or in connection with the exercise of statutory appraisal rights) of the Surviving Entity (as defined below), each share of Series A Preferred Stock which is not converted by the holder into the right to receive such common stock in connection with such Transaction shall thereafter be exchangeable for an equal number of shares of preferred stock of the Surviving Entity, which preferred stock shall have terms substantially identical to the terms provided in this Certificate of Designation and be convertible, at the holder's option, into shares of any class of publicly traded common stock of the Surviving Entity. For purposes hereof, "Surviving Entity" shall mean an acquiror, purchaser or transferee contemplated by clauses (i), (ii) and (iii), respectively, of the immediately preceding sentence. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 9 and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Stock which will contain provisions ensuring the benefits contemplated by this Section 9 to the holders of the Series A Preferred Stock which remains outstanding after such Transaction. The provisions of this Section 9 shall apply similarly to successive Transactions.

     (B) If as a result of a Transaction, either (i) Section 9(A) is inapplicable or (ii) the Series A Preferred Stock would become convertible pursuant to Section 9(A) into securities of a class with (x) an aggregate market capitalization of less than $1.3 billion or (y) an average weekly traded value as reported by Bloomberg, L.P. over the preceding six months of less than $285 million, then, at the sole option of the holder, the holder may cause the Corporation to redeem some or all of the shares of Series A Preferred Stock for cash in immediately available funds payable upon the consummation of such Transaction at a price equal to the aggregate Liquidation Preference thereof. In addition, if either (i) there are any Excess Preferred Shares and
Section 9(A) is applicable, or (ii) as a result of a Transaction any Excess Preferred Shares would be created in the Corporation or in a Surviving Entity, then at the sole option of the holder, the holder may cause the Corporation to redeem some or all of such Excess Preferred Shares for cash in immediately available funds payable upon the consummation of such Transaction at a price equal to the aggregate Liquidation Preference thereof.

     Section 10. Stock Dividends, Stock Splits, Etc. In case the Corporation shall after the date of first issuance of shares of Series A Preferred Stock (A) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, or (C) combine its outstanding Common Stock into a smaller number of shares, which becomes effective on a Trading Day which is included in the calculation of the Conversion Price, then the average of the daily volume-weighted per share average prices of the Common Stock for the period from the first Trading Day included in the calculation of the Conversion Price to (but not including) the effective date of such event (the "Adjustable Average Price") and the Conversion Ceiling Price will be proportionately adjusted to reflect such event in calculating the Conversion Price. If the event in question causes an increase in the total number of outstanding Common Stock, then the Adjustable Average Price and the Conversion Ceiling Price will be proportionately decreased. If the event in question causes a decrease in the total number of outstanding Common Stock, then the Adjustable Average Price and the Conversion Ceiling Price will be proportionately increased. In case the Corporation shall after the date of the first issuance of the Series A Preferred Stock issue any shares of capital stock by reclassification of its Common Stock (excluding any transaction as to which Section 9 applies), each share of Series A Preferred Stock shall thereafter be convertible into the kind and in the proportion of shares of stock and other securities and property ("Reclassification Consideration") receivable by a holder of one share of Common Stock immediately prior to the record date or effective date of such reclassification, as appropriate, and the Conversion Price in such circumstances shall be determined based upon weighted prices of the Reclassification Consideration. In the event the market price of any portion of the Reclassification Consideration cannot be determined in a manner reasonably consistent with Section 4(E), the market value of such portion of the Reclassification Consideration shall be determined in good faith by the Corporation's Board of Directors. In addition, the Conversion Price and the Conversion Ceiling Price following such a reclassification shall be adjusted as appropriate in a manner consistent with the first three sentences of this Section 10. Adjustments made pursuant to this Section 10 shall become effective immediately after the close of business on the record date in the case of a dividend or distribution and shall become effective immediately after the close of business on the record date in the case of subdivision, combination or reclassification.

     Section 11. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

     Section 12. Amendment. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series A Preferred Stock outstanding, voting separately as a series, amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation if such action would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock.

     Section 13. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock of the Corporation and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of preferred stock of the Corporation or any similar stock or as otherwise required by applicable law.

     Section 14.  Rank.

     (A) With respect to liquidation preferences, the Series A Preferred Stock shall rank senior to all other existing capital stock of the Corporation and shall rank senior to all series of any class of the Corporation's capital stock issued after the date of the filing of this Certificate of Designation.

     (B) So long as any shares of the Series A Preferred Stock are outstanding, no Common Stock nor any other such stock of the Corporation ranking junior to the Series A Preferred Stock, upon liquidation, will be redeemed, purchased or otherwise acquired for any consideration by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock, upon liquidation and except pursuant to restricted stock purchase or similar agreements providing for the Company's repurchase of shares of Common Stock at their original cost in connection with termination of employment) unless, in each case the Corporation offers to redeem shares of the Series A Preferred Stock on substantially the same terms (provided that the redemption price shall not be less than $250 per share).

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by the Chairman of the Board, President and Chief Executive Officer of the Corporation and attested by its Vice President and Treasurer this 12th day of August, 1997.


/S/ Robert Finocchio, Jr.
Robert Finocchio, Jr.
Chairman of the Board, President and
Chief Executive Officer



Attest:


/S/ Margaret R. Brauns
Margaret R. Brauns
Vice President and Treasurer